As filed with the Securities and Exchange Commission on June 25, 2026

Registration Statement No. 333-_______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	62-1120025
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3200 Olympus Boulevard Suite 300 Dallas, Texas	75019
(Address of principal executive offices)	(Zip Code)

FORWARD AIR CORPORATION 2025 OMNIBUS INCENTIVE COMPENSATION PLAN
(Full title of plan)

Michael L. Hance 3200 Olympus Boulevard Suite 300 Dallas, Texas 75019 (423) 636-7000	Copy to: Flora R. Perez, Esq. Greenberg Traurig, P.A. 401 East Las Olas Blvd., Suite 2000 Fort Lauderdale, Florida 33301 (954) 765-0500
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company: See definitions of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

At the annual meeting of stockholders of Forward Air Corporation (the “Company” or the “Registrant”) held on June 17, 2026, the stockholders of the Company approved an amendment (the “Amendment” ) to the Company’s 2025 Omnibus Incentive Compensation Plan (as amended, the “Plan”) to increase the number of shares of common stock, par value $0.01 per share (“Common Stock”) authorized for issuance thereunder by 2,000,000 shares (the “New Shares”). The New Shares registered pursuant to this Registration Statement on Form S-8 (the “Registration Statement”) are in addition to the shares of Common Stock previously registered for issuance under the Plan pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-288037) filed with the Securities and Exchange Commission (the “Commission”) on June 13, 2025 (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statement are incorporated by reference and made part of this Registration Statement, except to the extent modified, superseded, or amended by the information set forth herein.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to all persons who participate in the Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). These documents are not required to be filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than information furnished pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K, are incorporated herein by reference:

(1)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 11, 2026;

(2)    The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on May 11, 2026;

(3)    The Registrant’s Current Reports on Form 8-K, filed with the Commission on April 29, 2026, and June 17, 2026; and

(4)    The Registrant’s description of its Common Stock contained in Exhibit 4.1 to the Registrant’s Current Report on Form 8-K12B, filed with the Commission on June 13, 2025, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

EXHIBIT INDEX
No.	Exhibit
4.1
Amended and Restated Certificate of Incorporation of Forward Air Corporation, as currently in effect (filed as Exhibit 3.1 to the registrant’s Form 8-K12B, filed June 13, 2025, and incorporated herein by reference).

4.2	Bylaws of Forward Air Corporation, as currently in effect (filed as Exhibit 3.2 to the registrant’s Form 8-K12B, filed June 13, 2025, and incorporated herein by reference).
5.1	Opinion of Greenberg Traurig, P.A. regarding the legality of the Common Stock being registered (filed herewith).
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith).
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith).
23.3	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1).
24.1	Power of Attorney of certain directors and officers of Forward Air Corporation (set forth on the signature page of this Registration Statement).
99.1	Forward Air Corporation 2025 Omnibus Incentive Compensation Plan (filed as Exhibit 10.1 to the registrant’s Form 10-Q, filed August 11, 2025, and incorporated herein by reference).
99.2	Amendment to the Forward Air Corporation 2025 Omnibus Incentive Compensation Plan (filed herewith).
107	Filing Fee Table (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 25th day of June, 2026.

FORWARD AIR CORPORATION By: /s/ Shawn Stewart Shawn Stewart President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Shawn Stewart and Jamie G. Pierson as such person’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Shawn Stewart	President, Chief Executive Officer and Director	June 25, 2026
Shawn Stewart	(Principal Executive Officer)

/s/ Jamie G. Pierson	Chief Financial Officer	June 25, 2026
Jamie G. Pierson	(Principal Financial Officer)

/s/ James Faught	Chief Accounting Officer	June 25, 2026
James Faught	(Principal Accounting Officer)

/s/ Christine M. Gorjanc	Director	June 25, 2026
Christine M. Gorjanc

/s/ Jerome Lorrain	Director	June 25, 2026
Jerome Lorrain

/s/ Dale W. Boyles	Director	June 25, 2026
Dale W. Boyles

/s/ Paul Svindland	Director	June 25, 2026
Paul Svindland